Exhibit 99.1

GAP INC.’S GLENN MURPHY TO PASS REINS TO DIGITAL LEADER ART PECK
AS NEXT CHIEF EXECUTIVE OFFICER

Board names proven company veteran Peck to become CEO in early 2015 as Murphy transitions from the company; Bob Fisher to become Chairman of the Board

SAN FRANCISCO - October 8, 2014 - Gap Inc. today announced that Art Peck, the president of its Growth, Innovation and Digital division, has been selected by the Board of Directors to succeed Glenn Murphy as the company’s next chief executive officer, effective February 1, 2015. Murphy and Peck have worked side-by-side for the better part of a decade as Gap Inc. dramatically improved its financial performance while expanding globally.

Following seven successful years in his role, Murphy made the personal decision to retire from the company at the end of the fiscal year, allowing for a smooth and seamless leadership transition. Since the end of 2007, Gap Inc. has delivered exceptional financial results, with an impressive six-year compounded annual growth rate (CAGR) on earnings per share of 17 percent and a total shareholder return of more than 160 percent. Under Murphy’s stewardship, the company acquired new brands and globalized its business by expanding store locations from about 10 to 50 countries, including China.

“Today, Gap Inc. is a formidable global fashion retailer with a strong foundation in place for long-term growth, therefore making this an appropriate inflection point for me to pass the baton to a leader who will take our portfolio of brands to even greater heights,” Murphy said. “With consumer expectations rapidly evolving, Art is the right leader at the right time to build on our success and ensure a compelling experience for our customers across both our physical and digital channels.”

Peck has delivered significant results for Gap Inc. in a variety of brand, strategy and operational roles since joining the company in 2005. He is currently responsible for creating the company’s omni-channel and digital strategies, and guiding the emerging Athleta, Intermix and Piperlime brands.

The company’s commitment to a robust succession process enabled the Board to evaluate, over time, many impressive internal and external candidates. The Board unanimously agreed that Peck is the ideal leader for the role.

“We are pleased to have an internal leader with Art’s proven track record and management capabilities to chart the path for the company to further compete, win and grow,” said Bobby Martin, lead independent director for Gap Inc.’s Board of Directors. “Art has created substantial value for the company over the past decade, and the Board is confident he will further increase long-term returns for our shareholders. The Murphy era at Gap Inc. will be long remembered for successful global expansion, strategic investments in key growth areas, and the consistent shareholder returns that our management team delivered.”

Among his various roles within the company, Peck led the North American division for Gap brand in 2011 and 2012, overseeing the product resurgence that successfully improved its business results. Previously, as head of the outlet business for Gap and Banana Republic, Peck grew earnings and sales for the divisions and opened outlet stores globally. In his first few years with the company, he led the development of the global strategy that continues to guide the company, and established and launched its first franchise markets.

“I’m honored to be given the opportunity to lead this company with such powerful brands and incredible talent - a combination that sets us apart globally,” Peck said. “Our success will be based upon presenting brand-right, emotional product to our customers, both in stores and online. Building upon the foundation Glenn has established, we will be focused on continuing to execute our strategy to drive long-term shareholder value.”

In his leadership roles, Peck is known for managing and developing people, including many of the creative, store and operational leaders across the company. Prior to joining Gap Inc., he spent more than 20 years at The Boston Consulting Group where he rose to senior partner, with a focus on consumer technology, media and entertainment, consumer products, and retail.

As part of the transition, Bob Fisher, who has a 35-year history with the company founded by his parents, will become non-executive Chairman of the Board, and Peck will join the Board, effective February 1, 2015.

“Art Peck is an inspiring leader who thinks big, brings out the best in people, and understands how retail is changing today,” commented Fisher. “We owe a debt of gratitude to Glenn for his leadership, vision and selfless devotion to the company, and he’s created the path forward for the smooth and seamless transition our shareholders and employees deserve.”

Conference Call
The company will host a conference call with investors and analysts to discuss today’s leadership announcement starting at 1:30 p.m. Pacific Time. Murphy, Peck, Fisher and Chief Financial Officer Sabrina Simmons will participate in the call, hosted by Katrina O’Connell, vice president of Investor Relations. The conference call can be accessed by calling 1-855-5000-GPS or 1-855-500-0477 (participant passcode: 2638501). International callers may dial 913-643-0954.

Forward-Looking Statements
This press release and related investor conference call contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as "expect," "anticipate," "believe," "estimate," "intend," "plan," "project," and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding increasing long-term returns, driving long-term shareholder value, and the size of the China market for the company.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company's actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

•	the risk that changes in global economic conditions or consumer spending patterns could adversely impact the company’s results of operations;

•	the highly competitive nature of the company’s business in the United States and internationally;

•	the risk that the company will be unsuccessful in gauging apparel trends and changing consumer preferences;

•	the risk that if the company is unable to manage its inventory effectively, its gross margins will be adversely affected;

•	the risks to the company’s efforts to expand internationally;

•	the risks to the company’s reputation or operations associated with importing merchandise from foreign countries, including failure of the company’s vendors to adhere to its Code of Vendor Conduct;

•	the risk that comparable sales and margins will experience fluctuations;

•	the risk that our investments in omni-channel shopping initiatives may not deliver the results the company anticipate; and

•	the risk that changes in the regulatory or administrative landscape could adversely affect our financial condition, strategies, and results of operations.

Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014, as well as the company’s subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are based on information as of October 8, 2014. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc. is a leading global retailer offering clothing, accessories, and personal care products for men, women, and children under the Gap, Banana Republic, Old Navy, Piperlime, Athleta, and Intermix brands. Fiscal year 2013 net sales were $16.1 billion. Gap Inc. products are available for purchase in more than 90 countries worldwide through about 3,200 company-operated stores, almost 400 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:
Katrina O’Connell
(415) 427-2832
Investor_relations@gap.com

Media Relations Contact:
Edie Kissko
(415) 427-4173
Press@gap.com